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                                                                    EXHIBIT 10.2

                 THIS AGREEMENT CONTAINS A BINDING, IRREVOCABLE
              AGREEMENT TO ARBITRATE AND IS SUBJECT TO ARBITRATION
           PURSUANT TO TITLE 15, CHAPTER 47 (UNIFORM ARBITRATION ACT)
                      OF THE CODE OF LAWS OF SOUTH CAROLINA




STATE OF SOUTH CAROLINA    )
                           )                 OPTION AGREEMENT
COUNTY OF GEORGETOWN       )                    (FOR LEASE)


         This Option Agreement entered into this 12th day of November, 1999, by Richmond Realty Company, LLC, a South Carolina Limited Liability Company and C.C. Grimes, Jr. as Trustee (Lessor) and Sun Bancshares, Inc., a South Carolina Corporation (Lessee).

                               W I T N E S S E T H


         1. As used herein, the following terms shall have the following meanings:

         a. Agreement: This Option Agreement, any addendums and modifications hereof or thereof.

         b. Closing: Closing shall occur on or before May 1, 2000. The date, time and location of Closing shall be on such date and at such time and location mutually agreeable to Lessee and Lessor.

         c. Defect of Title: Any impediment whatsoever affecting the marketability of the title to the Property as determined by Lessee's attorney other than Permitted Encumbrances and for which affirmative coverage cannot be obtained through Title Insurance.

         d. Option Money: The monies paid by Lessee to Lessor herewith for this option created by this Agreement; said option money is to be paid in monthly installments of Four Thousand Five Hundred Eighty-three and 33/100's ($4,583.33) Dollars each commencing on the date of this Option Agreement and continuing monthly thereafter for the term of this option on the first day of each month (the "due date"). Should Lessee fail to make any monthly option payment as provided herein with five (5) days of its due date, the Lessor may elect to terminate this Option, and Lessee shall forfeit all rights hereunder including all option monies previously paid to Lessor.

         e. Permitted Encumbrances: Matters affecting title which Lessee agrees to take the Property subject to as set forth in Exhibit "B" attached hereto.


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         f.       Property: The real estate described on Exhibit "A" attached hereto together with all improvements, rights, titles and interest appurtenant thereto.

         g. Terms of Lease: The lease will be a triple net lease for an initial thirty (30) year term ending April 30, 2030 with four (4) five
         (5) year renewal options to be exercised only as specified in Paragraph "1k.", below. The rent will be on an absolute net basis. The proposed rent schedule is as follows:

                  For years 1-3, the rent will be Fifty-five Thousand and No/100's ($55,000.00) Dollars per year. For the remaining years of the initial term, beginning the fourth (4th) year and every three (3) years thereafter, the rent will be adjusted by the corresponding change in the Consumer Price Index (hereinafter CPI) over the prior three (3) year period. Should the Lessee exercise its renewal option as herein provided in Paragraph "1k." below, the rental for any such option period shall be adjusted to provide a twelve (12%) percent annual return to Lessor on the value of the land, minus all improvements thereon, with such rental thereafter to be adjusted by the CPI in the third (3rd) year for the balance of that option period. Should the Lessor and Lessee fail to agree on the value of the land within (30) days of the notice of exercising such option, the value of the land shall be established by the appraisal of a licensed appraiser mutually agreed upon by the Lessor and Lessee, with the expense therefor to be shared equally between the parties. If the Lessor and Lessee are unable to mutually agree upon an appraiser, each shall select a licensed appraiser and the two
                  (2) appraisers so selected shall select a third, and the average value as determined by all three (3) appraisers shall be conclusive as to the value of the land. All rent as provided herein shall be paid annually in advance on or before May 1 of each year.


         h.       Lessee: Sun Bancshares, Inc., its successors and assigns.

         i. Lessor: Richmond Realty Company, LLC and C.C. Grimes, Jr. as Trustee, their heirs, successors, assigns, executors and administrators.

         j. Term: This option shall commence on the date this Agreement is executed by Lessor and shall terminate at midnight May 1, 2000.

         k. Exercise of Renewal Options: Lessee may only exercise renewal options as specified in Paragraph "1.g.", above, by giving the Lessor at least 180 days written notice prior to the expiration of any term indicating the Lessee's intention to exercise such option.


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                                 GRANT OF OPTION

         2. Grant: In consideration of the Option Money paid herewith, the receipt and sufficiency of which is acknowledged, Lessor has granted, bargained, sold and conveyed and by these presents does grant, bargain, sell and convey unto Lessee an option to lease the property during the Term upon such terms and conditions set forth in this Agreement.

                               EXERCISE OF OPTION

         3.1 Exercise: Provided Lessee is not in default under any of the terms hereof or this Option has not been terminated, Lessee may exercise this option at any time during its term upon ten (10) days notice to Lessor as provided for herein in writing and by paying to Lessor within the term of this option the first years rent payment set forth in Item 1(g), less a credit for the option money which has been previously paid to Lessor.

         3.2 Failure to Exercise: If Lessee fails to exercise the option during the term hereof, Lessor shall retain all Option Money paid by Lessee, and the within Agreement shall be of no further force or effect, with neither party having any further obligation nor liability to the other. Upon failure of Lessee to exercise this option in its entirety, Lessee and/or Lessor shall file of record in the office of the Register of Deeds for Georgetown County, South Carolina a statement that this option is of no further effect and is null and void.

              DELIVERIES, REPRESENTATIONS AND WARRANTIES OF LESSOR

         4.1 Conveyance of Title: At closing, Lessor must furnish Lessee good and marketable leasehold title to the Property, subject only to the "Permitted Encumbrances" set forth on Exhibit "B" and any other title matters acceptable to Lessee.

         4.2 Memorandum of Lease: The parties agree to also execute and deliver a Memorandum of Lease with customary basic terms in recordable form for recording in the State of South Carolina.

         4.3 Status of Title: Lessor has good and marketable title in fee simple to the Property free and clear of all liens, encumbrances, restrictions, assessments except as set forth in Exhibit "B" attached hereto.

         4.4 Default by Parties: In the event either party fails to comply with or perform any condition to be complied with or any covenant or other obligation to be performed by either party, respectively, under the terms and provisions of this Agreement, or in the event any representation or warranty of either party, respectively, contained herein is not true and correct as of the date hereof and as of the Closing date, either party shall be entitled to exercise any and all rights and remedies available to it at law or in equity, including, without limitation, (I) an action at law equity against the offending party for the specific performance by either party being liable for all attorney's fees in connection with such action; and (ii) an action in equity against the offending party for the specific performance by either party of the terms and provisions of this Agreement by either party being liable for all attorney's fees in connection with such action; and (iii) in the event that Lessor fails to convey title as provided in Paragraph 4.1 and 4.2 hereof or defaults under this Agreement then Lessee shall have the right to terminate and receive immediate refund of Option Money paid pursuant to this option, at the option of Lessee, provided, however, such remedy is not exclusive of (I) and (ii); (iv) in the event Lessee defaults under this Agreement and fails to cure same after thirty



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(30) days written notice, Lessor shall have the right, in addition to any other remedies hereinabove provided, to immediately terminate this Agreement and all of Lessee's rights hereunder.

         4.5 Brokerage: Lessor and Lessee both represent that Commercial LandTec and Century 21, Grimes & Associates are the only brokers involved in this transaction and the Lessor shall be responsible for all commissions due and payable, if any, to these two (2) brokers. Each party shall indemnify and hold harmless the other from and against all liability, loss, cost and expense, whether or not meritorious, for any claims for real estate or brokerage fees, commission, or expenses in connection with this transaction due, or claimed by, any other brokers not disclosed herein.

         4.6 Condition of Property: From the date hereof through Closing neither Lessor nor Lessee may use the property in any manner inconsistent with the intended use as bank by Lessee. Changes in the property because of an act of God or otherwise not brought about by Lessor shall not constitute an act of default by Lessor.

         4.7 Organization and Authority: That Richmond Realty Company, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Carolina, and the officers who are executing this Agreement on behalf of Lessor have all requisite power and authority to sign and deliver this Agreement. That C.C. Grimes, Jr. is the duly authorized Trustee under Deed of May Allston Pyatt dated December 29, 1972, recorded in Georgetown County in Deed Book 109 at Page 743 and has all requisite power and authority to sign and deliver this Agreement. That Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and the officers who are executing this Agreement on behalf of Lessee have all requisite power and authority to sign and deliver this Agreement.

         4.8 Availability of Utilities: Lessor represents that to the best of its knowledge, adequate water, sewer, electrical, telephone and cable TV services are available nearby to serve the proposed bank of Lessee; that Lessor is unaware of disproportionate cost for these services; and that Lessor will allow Lessee to tie onto the existing water and sewer lines now belonging to Lessor without any payment to Lessor. Lessor shall grant to Lessee at not cost to Lessee, such easements as are necessary to construct, maintain and repair such utilities and drainage as are required by governmental authorities to dedicate same and by utility companies or authorities, and as are necessary for ingress, egress, access, construction, and maintenance. These easements shall cross under, over, and through the Lessor's property at location required by such companies or governmental authorization, or at locations approved by Lessor, which approval shall not be unreasonably withheld.

         4.9 Environmental Warranties: Lessor represents that it does not know and has no reason to know that any hazardous substances now or at the time of closing, as contemplated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") (42 U.S.C. ss.9601 et seq.) as amended, was disposed of on, in or at the location of the Property and that no enforcement actions are threatened or pending. These representations will survive the closing of the property herein. Lessor shall provide Lessee with an Affidavit at closing that to the best of their knowledge the above representation is true and correct.


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         4.10 Zoning: Lessor represents that the Property is zoned PUD General
Commercial which is consistent with use of the Property as contemplated by Lessee.

         4.11 Access: Lessor represents that the Property has unrestricted and direct access and ingress and egress to and from abutting highways of the Property; there are no encroachments upon the Property; that there are no existing violations of zoning ordinances or other laws, ordinances, or restrictions applicable to the Property.

              DELIVERIES, REPRESENTATIONS AND WARRANTIES OF LESSEE

         5.1 Lease Payment: At the Closing, Lessee shall pay the first year lease payment thereof to Lessor in cash or certified funds less the option money credit as hereinabove set forth.

         5.2 Richmond Place Road Maintenance: At closing, Lessee will execute and deliver to Lessor, for the benefit of the Lessor, a covenant and agreement to contribute to the future cost of the upkeep and maintenance of the streets and roads within Richmond Place PUD; said costs to be calculated on a percentage basis as determined by the amount of acreage of the Property as compared to the total acreage of all property with Richmond Place, exclusive of roads and rights-of-way. The agreement shall further provide that all decisions regarding expenditure of funds for upkeep and maintenance shall be made and determined a majority vote of the tenants and/or owners within Richmond Place.

                             INSPECTION OF PROPERTY

         6.1 Inspection: Lessor agrees that as of the date of this Agreement, Lessee, its agents and representatives, shall at all times before the Closing, have the privilege of going upon the Property to inspect, examine, survey and otherwise do what Lessee deems necessary for the development of the Property as a bank in keeping with terms hereof.

                                  MISCELLANEOUS

         7.1 Materialman and Mechanics Liens: As to any property standing in the name of Lessor upon which Lessee performs any construction, surveying, engineering or other work or construction, Lessee agrees that no materialman's or mechanics' liens shall attach to the subject property, and that in the event such liens should attach, Lessee agrees to remove same within thirty (30) days and in the event that Lessee fails to so remove that Lessor may remove same at Lessee's expense and be reimbursed by Lessee, including Lessor's attorneys' fees and interest on all expenditures by Lessor from the date of the same at the judgment lawful rate of interest permitted by the laws of the State of South Carolina.

         7.2 Property Tax Adjustments at Closing: With respect to real estate taxes assessed on the subject property, the parties hereto agree to prorate, as of closing, the amount of taxed paid or payable for the applicable year. Roll back taxes, if any, shall be the responsibility of Lessor.

         7.3 Costs and Expenses: Unless otherwise herein stated, Lessor and Lessee shall each bear the closing costs (including stamps, documentary fees, and transfer taxes) respectfully incurred by them in connection with this Agreement as are imposed by custom and practice in the State of South Carolina upon Lessee and Lessor respectively in such transactions.


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         7.4  Applicable Law: This Agreement and the instruments referred to herein embody the entire Agreement and understanding between the parties hereto relating to the subject matter hereof and replaces any prior Agreement and no modifications will be binding unless in writing and signed by Lessor and Lessee. Any terms of this Agreement which by their terms are to be performed or continuing after Closing shall be deemed to survive Closing.

         7.5 Severability: If any term or provision of this option or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, shall not be affected thereby and each term and provision of this option shall be valid and shall be enforced to the fullest extent permitted by law.

         7.6 Title and Caption: The titles or captions of the provisions of this Agreement are merely descriptive and are not representations of matters included or excluded from the provisions.

         7.7 Gender and Number: Whenever the context so requires, references herein to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural.

         7.8 Additional Documents: The parties hereto hereby agree to execute, acknowledge (if necessary) and deliver such other documents or instruments including, but not limited to, affidavits of Lessor as may be required by any title company and memorandums of this Agreement in form sufficient for recording, as the other party (or its designee) may reasonably require from time to time to carry out the intents and purposes of this Agreement.

         7.9 Time is of the Essence: Time is of the essence in payment of purchase money and performance of all terms of option.

         7.10 Notices, Demands and Payments: Notices and demands hereunder shall be given only by registered or certified letter return receipt requested and shall be mailed with proper and adequate postage affixed to the parties hereto at the following addresses:

                  LESSOR                             LESSEE
                  ------                             ------

Richmond Realty Company, LLC                Sun Bancshares, Inc.
John P. Grimes                              P. O. Box 1359
1112 Highmarket Street                      Murrells Inlet, SC 29576
Georgetown, S.C. 29440                      Att: Thomas Bouchette

And To:                                     With Copy To:

C.C. Grimes, Jr., Trustee                   Dalton B. Floyd, Jr.
Post Office Drawer 459                      Post Office Drawer 14607
Georgetown, S.C. 29442                      Surfside Beach, S.C. 29587-4607

         All Option Payments shall be mailed to Richmond Realty Company, ATT:
C.C. Grimes, Jr., P. O. Drawer 459, Georgetown, SC 29442.


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         7.11 Binding Effect: The Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, devisees, executors, administrators, and assignees.


         7.12 Arbitration: The parties agree that any dispute arising between the parties regarding this Agreement or the breach thereof shall be submitted to arbitration. Any matter herein to be arbitrated will be arbitrated on the written request of either party, who shall name an arbitrator at the time of making such request. The other party shall select an arbitrator within ten (10) days after written request with the power being given to those arbitrators to select a third if the two first appointed are unable to agree within thirty (30) days after the initial request for arbitration. The majority opinion will control in the case of three arbitrators.

         Whenever the parties hereto are each required to appoint an arbitrator and one of the parties refuses or fails to appoint such arbitrator after the specified notice from the other party; the Clerk of Court for Georgetown County, South Carolina, shall be empowered to appoint such other arbitrator upon the petition of the other party. Whenever the two arbitrators designated in the manner provided for herein shall fail within the ten (10) days stipulated herein to agree upon the third arbitrator, if the first two are unable to agree, then the Clerk of Court for Georgetown County, South Carolina, shall be empowered to appoint such third arbitrator upon the petition of either party hereto. The Clerk may make such appointment ex parte but will give Lessor, Lessee and the other arbitrators notice thereof by regular U.S. Mail. All costs of such arbitration shall be borne equally by the parties.

         7.13 Disclaimer of Joint Venture: Lessor and Lessee certify and acknowledge that they are not participating in a joint venture and fully disclaim same.

         7.14 Assignment: Lessee may not assign its rights hereunder without the express written consent of the Lessor, however such consent will not be unreasonably withheld. No such assignment shall constitute, or be construed as, a release or discharge of the Lessee with respect to its obligations under the Lease, unless expressly agreed to in writing by the Lessor.

           7.15 Architectural Approval By Lessor: Lessee agrees that the exterior appearance of all improvements placed on the property must be reviewed and approved, in advance, by the Lessor, provided however, such approvals will not be unreasonably withheld.


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         IN WITNESS WHEREOF, the Parties have set their hands and seals the day and year first above written.


IN THE PRESENCE OF:                                  LESSOR:

                                         RICHMOND REALTY COMPANY, LLC


Signature Illegible                      By: Signature illegible
---------------------------------           -----------------------------------
                                                  Authorized Member


Signature Illegible                      By: /s/ C.C. Grimes, Jr
---------------------------------           -----------------------------------
As to Lessor                                     C.C. Grimes, Jr., Trustee



                                                  LESSEE:

                                         SUN BANCSHARES, INC.


Signature Illegible                      By: /s/ Thomas Bouchettte
----------------------------------          -----------------------------------
                                             Thomas Bouchette, President


Signature Illegible
----------------------------------
As to Lessee


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                                   EXHIBIT "A"




All that certain piece, parcel or lot of land situate, lying and being in the City and County of Georgetown, State of South Carolina LOCATED ON THE SOUTH SIDE OF THE INTERSECTION OF FRASER STREET AND (FUTURE) INDIGO HALL AVENUE, CONTAINING ONE (1.10) ACRES and more particularly designated as Phase III-A on a sketch attached hereto as Exhibit "A-1" and incorporated herein by reference.


               [Exhibit "A-1," Sketch of Phase III-A appears here]


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                                   EXHIBIT "B"


         Permitted encumbrances shall be:

1) Roll Back taxes to be paid by Lessor;

2) Property Taxes for the current tax year not yet due and payable;

3) Standard Exceptions of a ALTA Owners Title Policy;

4) All terms and provisions provided for in this Option Agreement.



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